OCTAVIAN INTERNATIONAL LTD. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Octavian International Limited and Subsidiaries.

We have audited the accompanying consolidated balance sheet of Octavian International Limited and Subsidiaries as of December 31, 2007, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2007. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards established by the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Octavian International Limited and Subsidiaries as of December 31, 2007 and the results of their consolidated operations and cash flows for each of the two years in the period ended December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  During the year ended December 31, 2007, the Company incurred net losses of $18,946,459.  In addition, the Company has working capital deficit of $16,684,713 and accumulated deficit of $14,959,148 as of December 31, 2007. Also, the Company’s operations are mainly dependent upon one major supplier Austrian Gaming Industries to whom the Company owes approximately $14 million in accounts payable as at December 31, 2007. These factors, among others, as discussed in Note 1 to the consolidated financial statements, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KABANI & COMPANY, INC.
LOS ANGELES, CA

June 25, 2008

Octavian International Ltd. and Subsidiaries Consolidated Balance Sheet December 31, 2007

ASSETS

CURRENT ASSETS:
Cash & cash equivalents	$2,437,646
Accounts receivable, net of allowance for	8,023,575
doubtful accounts of $11,355,176
Other receivable	2,508,911
Inventory, net	2,217,118
Prepaid expense and other current assets	9,464
Total current assets	15,196,714

PROPERTY AND EQUIPMENT, net	692,284
INTANGIBLE ASSETS, net	1,819,142
OTHER ASSETS	85,509
TOTAL ASSETS	$17,793,649

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Short term overdrafts and loans	$3,600,166
Accounts payable	21,456,961
Accrued expenses	3,974,361
Customer deposits	2,849,939
Total current liabilities	31,881,427

Loans Payable	531,016

Minority stockholders' interests	30,522

COMMITMENTS & CONTIGENCIES

STOCKHOLDERS' DEFICIT:
Common stock, $1.42 per share; authorized 50,000 shares;
issued and outstanding 1,000	1,423
Other comprehensive income	308,409
Accumulated deficit	(14,959,148)
Total stockholders' deficit	(14,649,316)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$17,793,649

The accompanying notes are an integral part of these consolidated financial statements

Octavian International Ltd. and Subsidiaries Consolidated Statements of Operations For the Years Ended December 31, 2007 and 2006

	2007	2006

Net Revenue	$23,538,458	$61,752,868
Cost of Revenue	17,239,584	48,116,593
Gross profit	6,298,874	13,636,275

Operating expenses:
General, administrative and selling expenses	25,216,672	8,464,049
Depreciation and amortization	827,173	632,686
Impairment of goodwill	471,611	—
Total operating expenses	26,515,456	9,096,735
Income (loss) from operations	(20,216,582)	4,539,540

Non-operating income (expense):
Other income (expense)	(24,471)	(25,365)
Interest income (expense)	(268,135)	368
Share of earnings (loss) of associated co's	(160,610)	156,743
Foreign Currency transaction gain	141,620	139,478
Gain (Loss) on disposal of property & equipment	(34,051)	6,517
Outside stockholders' interests	32,224	(4,744)
Total non-operating income (expense)	(313,423)	272,997
Income (loss) before taxation	(20,530,005)	4,812,537

Taxation	(1,583,546)	1,692,016

Net income (loss)	(18,946,459)	3,120,521

Other comprehensive item
Foreign currency translation gain (loss)	(254,186)	355,239

Net comprehensive income	$(19,200,645)	$3,475,760

The accompanying notes are an integral part of these consolidated financial statements

Octavian International Ltd. and Subsidiaries Consolidated Statement of Stockholders’ Equity (Deficit) For the Years Ended December 31, 2007 and 2006

			Other		Total
	Common Stock		Comprehensive	Accumulated	Stockholders'
	Shares	Amount	Income (loss)	Income (Deficit)	Equity (Deficit)
Balance, December 31, 2005	1,000	$1,423	$207,356	$866,790	$1,075,569

Change in foreign currency translation gain	—	—	355,239	—	355,239

Net income for the yead ended December 31, 2006	—	—	—	3,120,521	3,120,521

Balance, December 31, 2006	1,000	1,423	562,595	3,987,311	4,551,329

Change in foreign currency translation loss	—	—	(254,186)	—	(254,186)

Net loss for the year ended December 31, 2007	—	—	—	(18,946,459)	(18,946,459)

Balance, December 31, 2007	1,000	$1,423	$308,409	$(14,959,148)	$(14,649,316)

The accompanying notes are an integral part of these consolidated financial statements

Octavian International Ltd. and Subsidiaries Consolidated Statements of Cash Flows For the Years Ended December 31, 2007 and 2006

	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(18,946,459)	$3,120,521
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
Depreciation and amortization	827,173	632,686
Impairment of goodwill	471,611	—
Exchange gain	(141,620)	(139,478)
Gain/loss on disposal of fixed assets	34,051	(6,517)
Gain attributed to minority interest in subsidiaries	(32,224)	4,744
Bad debt expense	9,390,170	1,832,679
Share of earnings from associated companies	160,610	(156,743)
(Increase) / decrease in assets:
Accounts receivable	989,970	(8,696,102)
Other receivable & Loan Receivable	654,559	306,692
Inventory	1,384,411	(270,339)
Prepaid expense	(3,351)	(5,647)
Other assets	(85,701)	—
Increase / (decrease) in current liabilities:
Accounts payable	2,881,638	1,267,517
Accrued expenses	(495,600)	(1,014,970)
Customer deposits	2,205,309	538,541
Net cash used in operating activities	(705,453)	(2,586,416)

CASH FLOWS FROM INVESTING ACTIVITIES
(Increase) decrease in:
Property and equipment	(206,950)	(575,023)
Intangibles	(1,793,237)	(560,703)
Net cash used in investing activities	(2,000,187)	(1,135,726)

CASH FLOWS FROM FINANCING ACTIVITIES:
Short term overdrafts and loans	4,071,195	36,104

Effect of exchange rate changes on cash and cash equivalents	17,494	372,681

NET INCREASE /(DECREASE) IN CASH & CASH EQUIVALENTS	1,383,049	(3,313,358)

CASH & CASH EQUIVALENTS, BEGINNING OF YEAR	1,054,597	4,367,955

CASH & CASH EQUIVALENTS, END OF YEAR	$2,437,646	$1,054,597

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$268,000	$—
Income taxes paid	$291,000	$194,000

The accompanying notes are an integral part of these consolidated financial statements

Octavian International Ltd. and Subsidiaries Notes To Consolidated Financial Statements

Note 1 - The Company and Summary of Significant Accounting Policies

Organization and Line of Business

Octavian International Ltd. (“Octavian” or the “Company”) is a global provider of a full end-to-end suite of gaming systems and products. Octavian is the largest independent provider of networked Casino Management Systems (CMS), leading edge games and advanced gaming products serving casinos, AWP (Amusement with Prizes) and lotteries in over 30 countries. The Company is a subsidiary of Emperor Holdings Limited, a company registered in Cyprus.

Octavian’s primary focus is to establish long lasting relationships with customers by providing a full end-to-end suite of innovative gaming solutions. Delivered through the Company’s core businesses, OctaSystems, OctaGames, OctaSupplies and OctaLotto, Octavian provides comprehensive solutions and infrastructure systems allowing both large and small operators to increase efficiency, profitability and control while bringing their customer’s top-of-the-line, innovative, downloadable and installed games.

Octavian employs more than 180 people in 11 locations around the world, with approximately 50% of staff involved in solution and software development.

Going Concern

As shown in the accompanying consolidated financial statements, the Company incurred accumulated losses of $14,959,148 and working capital deficit of $16,684,713 as at December 31, 2007. In addition the Company’s operations are dependent on one major supplier Austrian Gaming Industries to whom the Company owes approximately $14 million as at December 31, 2007. These matters raise substantial doubt about the Company’s ability to continue as a going concern.

In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company’s ability to raise additional capital, obtain financing and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company has taken certain restructuring steps to provide the necessary capital to continue its operations. These steps included, but not limited to: 1) accelerate cost reductions in staff where possible and other monthly fixed cost; 2) focus on execution of the new high potential gaming business initiatives; 3) financial restructuring by changing part of the outstanding accounts payable to equity; 4) financial restructuring by changing part of the outstanding accounts payable into a 3 year loan at 6.5% annual interest; 5) formation of strategic distributor ships in growing market Asia; 6) issuance and/or restructure of new long-term convertible debentures.

Basis of Presentation

The accompanying consolidated financial statements include the accounts of Octavian International Ltd. and its subsidiaries as follows:

Subsidiary	Place Incorporated	% Owned
Casino Amusement Technology Supplies Ltd.	England and Wales	100
Octavian Latin America S.A.	Columbia	89.7
Octavian International (Europe) Ltd.	England and Wales	100
Octavian International (Latin America) Ltd.	England and Wales	100
Octavian Ukraine	Ukraine	100
Octavian SPb	Russia	100
Atlantis	Russia	100
Argelink S.A.	Argentina	100
Octavian Italy Srl	Italy	50
Octavian Germany Limited	Germany	51%

Octavian International Ltd. and Subsidiaries Notes To Consolidated Financial Statements

All significant inter-company accounts and transactions have been eliminated in consolidation.

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The Company’s functional currency is the British Pound (GBP) and the Company’s subsidiaries use their local currencies: Colombian Peso (COP); Russian Rouble (RUB); Argentine Peso (ARS); and Ukraine Hryvnia (UAH), as their functional currency. However, the accompanying consolidated financial statements have been translated and presented in United States Dollars ($).

Foreign Currency Translation

As of December 31, 2007, the accounts of the Company were maintained, and their consolidated financial statements were expressed in their local currencies. Such consolidated financial statements were translated into U.S. Dollars (USD) in accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, "Foreign Currency Translation," with the GBP as the functional currency. According to the Statement, all assets and liabilities were translated at the exchange rate on the balance sheet date, stockholder's equity are translated at the historical rates and statement of operations items are translated at the weighted average exchange rate for the year. The resulting translation adjustments are reported under other comprehensive income in accordance with SFAS No. 130, "Reporting Comprehensive Income”.

Note 2 - Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Areas that require estimates and assumptions include valuation of accounts receivable, other receivables, and inventory determination of useful lives of property and equipment, and intangible assets, and estimation of certain liabilities.

Cash and Cash Equivalents

Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Accounts Receivable

The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves.

Inventories

Inventory is stated at the lower of cost or market. Cost is determined using the first in, first out method. Management compares the cost of inventories with the market value, and allowance is made for writing down the inventories to their market value, if lower.

Other Receivable

Other receivable consists of prepayments and other non trading debts.

Octavian International Ltd. and Subsidiaries Notes To Consolidated Financial Statements

Property & Equipment

Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives as follows:

Computer Equipment	3 years
Gaming Equipment	3 years
Fixtures and fittings	4 to 5 years

Research and Development

Research and development costs are charged to expense as incurred until technological feasibility has been established. These costs consist primarily of salaries and direct payroll related costs.

Software Development Costs

Software development costs related to computer games and network and terminal operating systems developed by the Company are capitalized in accordance with Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for the Cost of Computer Software to be Sold, Leased, or Otherwise Marketed." Capitalization of software development costs begins upon the establishment of technological feasibility and is discontinued when the product is available for sale. When the software is a component part of a product, capitalization begins with the product reaches technological feasibility. The establishment of technological feasibility and the ongoing assessment for recoverability of capitalized software development costs require considerable judgment by management with respect to certain external factors including, but not limited to, technological feasibility, anticipated future gross revenues, estimated economic life, and changes in software and hardware technologies. Capitalized software development costs are comprised primarily of salaries and direct payroll related costs and the purchase of existing software to be used in the Company's products.

Amortization of capitalized software development costs is provided on a product-by-product basis on the straight-line method over the estimated economic life of the products (not to exceed three years). Management periodically compares estimated net realizable value by product with the amount of software development costs capitalized for that product to ensure the amount capitalized is not in excess of the amount to be recovered through revenues. Any such excess of capitalized software development costs to expected net realizable value is expensed at that time.

Long-Lived Assets

The Company applies the provisions of Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of,” and the accounting and reporting provisions of APB Opinion No. 30, “Reporting the Results of Operations for a Disposal of a Segment of a Business.” The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company believes that, as of December 31, 2007 there were no significant impairments of its long-lived assets.

Octavian International Ltd. and Subsidiaries Notes To Consolidated Financial Statements

Intangible Assets

Intangible assets consist of product developments, intangible game developments, game work-in-progress and goodwill.

Revenue Recognition

The Company's revenue recognition policies are in compliance with Staff accounting bulletin (SAB) 104. Revenue is recognized when services are rendered to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue.

Advertising Costs

The Company expenses the cost of advertising as incurred or, as appropriate, the first time the advertising takes place.  Advertising costs for the years ended December 31, 2007 and 2006 was $58,989 and $76,600 respectively.

Income Taxes

The Company utilizes SFAS No. 109, “Accounting for Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company adopted the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, on January 1, 2007. As a result of the implementation of FIN 48, the company made a comprehensive review of its portfolio of tax positions in accordance with recognition standards established by FIN 48. As a result of the implementation of Interpretation 48, the Company recognized no material adjustments to liabilities or stockholders’ equity. When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Interest associated with unrecognized tax benefits are classified as interest expense and penalties are classified in selling, general and administrative expenses in the statements of income. The adoption of FIN 48 did not have a material impact on the Company’s financial statements.

Foreign Currency Transactions and Comprehensive Income

Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Certain statements, however, require entities to report specific changes in assets and liabilities, such as gain or loss on foreign currency translation, as a separate component of the equity section of the balance sheet. Such items, along with net income, are components of comprehensive income. The functional currency of the Company is British Pound. Translation gain of $308,409, at December 31, 2007, is classified as an item of other comprehensive income in the stockholders’ equity section of the consolidated balance sheet. During the years ended December 31, 2007 and 2006, other comprehensive income in the consolidated statements of income and other comprehensive income included translation gains (losses) of ($254,186) and $355,239, respectively.

Octavian International Ltd. and Subsidiaries Notes To Consolidated Financial Statements

Statement of Cash Flows

In accordance with Statement of Financial Accounting Standards No. 95, “Statement of Cash Flows,” cash flows from the Company’s operations are calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Minority Interest

In order to comply with Columbian law, a company needs to have a minimum of 5 stockholders, with a maximum stockholding of not more than 95% any individual stockholder. The 4 external stockholders in the Columbian registered entity (Octavian Latin America SA) have a combined 10.3% stockholding in that company. The equity in the non-controlling interest in the Columbian entity has been classified as “Minority stockholders’ interests” in the accompanying consolidated balance sheets. Changes in equity in non-controlling interests arising from results of operations have been recorded as “Outside stockholders’ interests” in the accompanying consolidated statements of operations and other comprehensive income.

Segment Reporting

Statement of Financial Accounting Standards No. 131 (“SFAS 131”), “Disclosure About Segments of an Enterprise and Related Information” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a Company’s management organizes segments within the company for making operating decisions and assessing performance. The Company has determined that it has 3 reportable segments: Octavian Europe, Octavian CIS, and Octavian Latin America (See Note 12).

Fair value of financial instruments

On January 1, 2008, the Company adopted SFAS No. 157, Fair Value Measurements. SFAS No. 157 defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosures requirements for fair value measures. The carrying amounts reported in the balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels are defined as follow:

Level 1: inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2: inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3: inputs to the valuation methodology are unobservable and significant to the fair value measurement.

As of December 31, 2007, the Company did not identify any assets and liabilities that are required to be presented on the balance sheet at fair value.

Recent Pronouncements

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)”. This statement requires employers to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with Ltd. exceptions. The provisions of SFAS No. 158 are effective for employers with publicly traded equity securities as of the end of the fiscal year ending after December 15, 2006. The adoption of this statement had no effect on the Company‘s reported financial position or results of operations.

Octavian International Ltd. and Subsidiaries Notes To Consolidated Financial Statements

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities“. This Statement permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact of SFAS No. 159 on its financial position and results of operations.

In June 2007, the FASB issued FASB Staff Position No. EITF 07-3, “Accounting for Nonrefundable Advance Payments for Goods or Services Received for use in Future Research and Development Activities” (“FSP EITF 07-3”), which addresses whether nonrefundable advance payments for goods or services that used or rendered for research and development activities should be expensed when the advance payment is made or when the research and development activity has been performed.  Management is currently evaluating the effect of this pronouncement on financial statements.

In December 2007, the FASB issued SFAS No. 141 (Revised 2007), “Business Combinations.” SFAS No. 141 (Revised 2007) changes how a reporting enterprise accounts for the acquisition of a business. SFAS No. 141 (Revised 2007) requires an acquiring entity to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value, with Ltd. exceptions, and applies to a wider range of transactions or events. SFAS No. 141 (Revised 2007) is effective for fiscal years beginning on or after December 15, 2008 and early adoption and retrospective application is prohibited.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements”, which is an amendment of Accounting Research Bulletin (“ARB”) No. 51.  This statement clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements.  This statement changes the way the consolidated income statement is presented, thus requiring consolidated net income to be reported at amounts that include the amounts attributable to both parent and the noncontrolling interest.  This statement is effective for the fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008.  Based on current conditions, the Company does not expect the adoption of SFAS 160 to have a significant impact on its results of operations or financial position.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities an amendment of FASB Statement No. 133.” This Statement changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. Based on current conditions, the Company does not expect the adoption of SFAS 161 to have a significant impact on its results of operations or financial position.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.” This Statement identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States (the GAAP hierarchy). This Statement will not have an impact on the Company’s financial statements.

In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts, an interpretation of FASB Statement No. 60.” The scope of this Statement is limited to financial guarantee insurance (and reinsurance) contracts, as described in this Statement, issued by enterprises included within the scope of Statement 60. Accordingly, this Statement does not apply to financial guarantee contracts issued by enterprises excluded from the scope of Statement 60 or to some insurance contracts that seem similar to financial guarantee insurance contracts issued by insurance enterprises (such as mortgage guaranty insurance or credit insurance on trade receivables). This Statement also does not apply to financial guarantee insurance contracts that are derivative instruments included within the scope of FASB Statement No. 133, “Accounting for Derivative Instruments and Hedging Activities.” This Statement will not have an impact on the Company’s financial statements.

Octavian International Ltd. and Subsidiaries Notes To Consolidated Financial Statements

Note 3 - Other Receivable

Other receivable comprises of the following:

December 31, 2007
Prepayments	$646,224
VAT	625,594
Other debtors	695,886
Supplier commissions	538,052
Loans to employees	3,155
Total	$2,508,911

Note 4 - Inventory

Inventory comprises of the following:

	December 31, 2007
Raw materials	$	$ 436,748
Work in process		517,510
Finished goods		2,197,613
Total		3,151,871
Less reserve for obsolescence		(934,753)
Inventory, net	$	$ 2,217,118

Note 5 - Property and Equipment

The following are the details of the property and equipment:

	December 31, 2007
Computer Equipment	$	$ 1,525,247
Gaming Equipment		1,773,029
Fixtures and fittings		174,950
Total		3,473,226
Less accumulated depreciation		(2,780,942)
Property and equipment, net	$	$ 692,284

Depreciation expense for the years ended December 31, 2007 and 2006 was $719,772 and $632,686, respectively.

Note 6 - Intangible Assets

Intangible assets comprised of the following:

December 31, 2007
Software	$1,110,299
Customer contract	816,244
Total	1,926,543
Less Accumulated amortization	(107,401)
Intangibles, net	$1,819,142

Octavian International Ltd. and Subsidiaries Notes To Consolidated Financial Statements

Amortization expense was $107,401 for the year ended December 31, 2007 and nil for the year ended December 31, 2006. Amortization expense for the years ended December 31, 2008, 2009, 2010, 2011 and 2012 is expected to be $662,256, $665,283, $600,843, $3,026 and $0, respectively.

Note 7 - Loans Payable

Loans payable consist of the following:

December 31, 2007
Loan payable to eBet Limited	$2,915,027
Loan payable to Mediciones Urbanas	1,071,016
Bank overdrafts	145,139
Total	4,131,182
Less current portion	(3,600,166)
Long term portion	$531,016

Octavian entered into a loan agreement with eBet Limited (eBet) on June 20, 2007 (the Loan Agreement). See Note 13. The terms of the Loan Agreement were that eBet would provide a facility to Octavian, to be repaid by December 31, 2007. Interest accrued the first three months on the loan at 13% per annum, and during each successive month following the three month anniversary, the interest rate increased by 0.5% per month. The loan calls for monthly interest payments and the full principal to be repaid on the maturity date. The obligation to repay the facility was secured by means of a deed of charge entered into between eBet and Octavian, dated August 15, 2007 (the Charge). The Charge provided for certain intellectual property rights to be held as collateral for the repayment of the debt.

The loan payable to Mediciones Urbanas does not state an interest rate. An imputed rate of 5% has been applied to the loan and interest expense at December 31, 2007 was insignificant. This loan was assumed as part of the acquisition of Argelink acquisition on August 17, 2007. See Note 15. The loan calls for payments of $45,000 monthly from the date of the acquisition until the loan’s maturity of January 2010.

Note 8 - Accrued Expenses and Other Liabilities

Accrued expenses and other liabilities comprises of the following:

December 31, 2007
Audit fees	$701,304
Marketing costs	124,359
Air travel	66,167
Other travel costs	38,572
Legal fees	63,625
Accrued interest	137,195
Accrued bonus	426,593
Contractors’ fees	78,985
Other accrued expenses	681,624
Deferred income	744,128
Warranty provision	192,818
Other creditors	157,975
Other taxes	561,016
Total	$3,974,361

Octavian International Ltd. and Subsidiaries Notes To Consolidated Financial Statements

Note 9 - Customer Deposits

Customer deposit represents those amounts that the Company receives in advance on order placement or on delivery or before delivery. Customer deposits amount to $2,849,939 at December 31, 2007.

Note 10 - Stockholders’ Equity

The Company’s share capital is $71,000 (approx.) divided into 50,000 shares of $1.423 each. As at December 31, 2007, the Company had 1,000 shares issued and outstanding.

There are no options or warrants outstanding relating to Shareholder’s Equity as at December 31, 2007.

Note 11 - Income Taxes

Net operating losses for tax purposes of approximately $14,500,000 at December 31, 2007 are available for carryover in various foreign jurisdictions. We have provided a 100% valuation allowance for the deferred tax benefit resulting from the net operating loss carryover. In addressing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences are deductible. When we demonstrate a history of profitable operation we will reduce our valuation allowance at that time.

A reconciliation of the statutory Federal income tax rate and the effective income tax rate for the years ended December 31, 2007 and 2006 follows:

	December 31, 2007	December 31, 2006
Statutory income tax rate of operating jurisdictions	(35)%	35%
Utilization of net operating loss	27%	0%
Valuation allowance	0%	0%
Other	0%	0%
Effective income tax rate	(8)%	35%

Significant components of deferred tax assets and liabilities are as follows:

	December 31, 2007	December 31, 2006
Deferred tax assets:
Net operating loss carryforwards	$5,200,000	$—
Valuation allowance	(5,200,000)	—
Net deferred tax assets	$—	$—

The Company adopted FIN No. 48 on January 1, 2007. There were no unrecognized tax benefits as of the date of adoption and there are no unrecognized tax benefits included in the balance sheet at December 31, 2007, that would, if recognized, affect the effective tax rate.

Octavian International Ltd. and Subsidiaries Notes To Consolidated Financial Statements

Note 12 - Related Party Transactions

2007 Transactions

During the year ended December 31, 2007 services performed by the CEO of the Company in the amount of $365,000 were invoiced from Hudson Trading Limited., a company incorporated under the laws of Cyprus. During the year ended December 31, 2007, an office was rented in Cyprus from Xanadu Entertainment Ltd., a company owned by the CEO.

2006 Transactions

During the year ended December 31, 2006 services performed by the CEO of the Company in the amount of $352,741 were invoiced from Hudson Trading Limited., a company incorporated under the laws of Cyprus. At December 31, 2006, $26,847 has not been paid. During the year ended December 31, 2006, an office was rented in Cyprus from Xanadu Entertainment Ltd., a company owned by the CEO of the Company. Rent paid totaled $11,111, of which $3,720 was outstanding at December 31, 2006.

Note 13 - Commitments and Contingencies

Litigation

The Company may be subject, from time to time, to various legal proceedings relating to claims arising out of its operations in the ordinary course of its business. The Company currently is not party to any legal proceedings, the adverse outcome of which, individually or in the aggregate, management believes would have a material adverse effect on the business, financial condition or results of operations of the Company.

Claims

Following are the details of three potential claims against Octavian as at December 31, 2007.

a)	eBet

Octavian entered into a loan agreement with eBet Limited (eBet) on June 20, 2007 (the Loan Agreement). The terms of the Loan Agreement were that eBet would provide a facility to Octavian, to be repaid by December 31, 2007. The obligation to repay the facility was secured by means of a deed of charge entered into between eBet and Octavian, dated August 15, 2007 (the Charge). The Charge provided for certain intellectual property rights to be held as collateral for the repayment of the debt.

Octavian failed to perform its obligation to repay the amounts owed to eBet under the Loan Agreement by December 31, 2007. Additionally, Octavian owed further duties to eBet (the Outstanding Issues) under the terms of a deed of agreement entered into between Octavian and eBet, dated December 31, 2007 (the Deed of Agreement 1). In a letter dated January 11, 2008 (the Letter Agreement), eBet agreed to a rectification period (the Rectification Period) to allow Octavian to fulfill its obligation under the Loan Agreement and to address the Outstanding Issues. The Rectification Period ended on January 14, 2008.

On January 16, 2008 Octavian entered into a second deed of agreement with eBet (the Deed of Agreement 2). This Deed of Agreement 2 extended the Rectification Period until June 30, 2008 (the Extension Period) and waived any previous defaults potentially arising from the Loan Agreement, the Charge, the Deed of Agreement 1 or the Letter of Agreement during the Extension Period. It affirmed the obligations to pay and perform under the Loan Agreement, the Charge, the Deed of Agreement 1 and the Letter of Agreement. The Deed of Agreement 2 set out certain additional conditions upon which the granting of the Extension Period was granted (the Additional Conditions).

On February 8, 2008 eBet wrote Octavian advising that several of the Additional Conditions contained within the Deed of Agreement 2 had not been fulfilled. Notice was thereby given that Octavian was in breach of the terms of the Charge.

b)	Tony Overstead

Tony Overstead a former employee of the Company is claiming that the Company owes him a guaranteed bonus of $110,000. In addition, Tony Overstead claims that the Company owes him a performance bonus of $351,000. Based on its agreement with Mr. Overstead, the Company disputes the total amount of these claims.

c)	AGI

Octavian owes approximately $14 million to AGI, a major supplier to Octavian (See note 1 ‘Going Concern).

It is very difficult to determine the likelihood of an unfavorable outcome or the quantum of any potential losses from these three areas of potential litigation.

Leases

The Company currently leases two office spaces in St. Petersburg, Russia beginning in January 2008 under non-cancelable operating leases that expire between September and December 2008. The Company also leases office space as well as office equipment in the United Kingdom beginning in May 2008 that expires on December 31, 2008 and April 30, 2010, respectively. The Company also leases office space and equipment in Bogota, Columbia beginning between October 2007 and March 2008 that expire between March 2009 and October 2011. The Company leases an office in Buenos Ares, Argentina until July 2010. Additionally, the Company leases office space in Moscow, Russia and in the Ukraine that begins in January 2008 and 2007, respectively and expires on September 1, 2008 and December 31, 2008, respectively. Future minimum lease payments under non-cancelable operating leases with initial or remaining terms of one year or more are as follows:

Operating Leases
Year ending December 31,
2008	$906,997
2009	317,356
2010	119,229
2011	10,112
Thereafter	—
$1,353,694

Note 14 - Segment Information

The Company’s predominant businesses are the research and development, manufacture, marketing, distribution, and sale of state-of-the-art systems and gaming solutions. The Company provides network integrated solutions which provide a centralized platform to manage, control, and monitor existing gaming and lottery operations and machines. Additionally, the Company distributes gaming machines and equipment from third party suppliers as well as Octavian’s proprietary Maverick 1000 slot machine. The Company operates in three geographic segments: Octavian Europe, Octavian CIS, and Octavian Latin America.

Octavian Europe consists of three regional sales offices: the Guildford, United Kingdom global headquarters and regional offices in Verona, Italy and Spremberg, Germany. Established in 2002 as the Global Head Office of Octavian, Guildford is home to the core functions of the Company including Finance, Marketing and Management, with regional autonomy granted to the regional offices to allow each General Manager to ensure that their respective teams understand the market requirements in which they operate and deliver the appropriate solutions from the Octavian product portfolio.

Octavian International Ltd. and Subsidiaries Notes To Consolidated Financial Statements

Octavian CIS consists of three regional offices: St. Petersburg, Russia; Moscow, Russia; and Kiev, Ukraine. The team in St Petersburg has been instrumental in the continual development of the ACP (Account Control Progressive) slots management system, evolving the product to allow Cashless & Player Tracking, EZ Pay integration, Bonus Club features to be added. And more recently in the developing Octavian GateManager and Octavian CashManager tables management system and bridging both systems to provide the full spectrum of functionality to manage venues of slots any tables of any size worldwide. The Moscow office, trading as CATS (Casino Amusement Technology Supplies) has been responsible for the distribution of 3rd party products to both Russia, prior to the closure of the market, and other members of CIS.

Octavian Latin America consists of two regional offices: Buenos Aires, Argentina and Bogota, Columbia. Key products for the Latin American market have been My ACP together with ExtraCash and SprintPay with Octavian games, as well as supplying gaming machines. The latter revenue stream to be strengthened by replacing third party machines with Octavian’s revolutionary flat pack Maverick 1000 which has already gained much interest from Latin America, especially as the flat pack design offers significant cost benefits from lower importation taxes and local assembly benefits, in addition to being competitively priced at a little more than a second hand machine.

The following tables summarize segment information:
	December 31,	December 31,
	2007	2006
Revenue from unrelated entities
Octavian Europe	638,898	2,910,328
Octavian CIS	17,214,192	54,388,901
Octavian Latin America	5,685,368	4,453,639
	23,538,458	61,752,868

Intersegment revenues
Octavian Europe	836,905	1,109,392
Octavian CIS	16,219	51,886
Octavian Latin America	532,594	832,761
	1,385,718	1,994,039
Total revenues
Octavian Europe	1,475,803	4,019,720
Octavian CIS	17,230,411	54,440,787
Octavian Latin America	6,217,962	5,286,400
Less intersegment revenues	(1,385,718)	(1,994,039)
	23,538,458	61,752,868
Income (loss) from operations
Octavian Europe	(2,694,433)	(6,040,632)
Octavian CIS	(15,614,225)	10,061,843
Octavian Latin America	(1,907,924)	518,329
	(20,216,582)	4,539,540
Income tax benefit (expense)
Octavian Europe	153,378	(175,359)
Octavian CIS	1,253,833	(1,278,273)
Octavian Latin America	176,335	(238,384)
	1,583,546	(1,692,016)
Net income
Octavian Europe	(4,036,087)	(5,856,444)
Octavian CIS	(12,773,683)	8,591,897
Octavian Latin America	(2,168,913)	389,812
Minority interest	32,224	(4,744)
	(18,946,459)	3,120,521
Provision for depreciation and amortization
Octavian Europe	33,655	37,846
Octavian CIS	384,953	583,596
Octavian Latin America	408,565	11,244
	827,173	632,686
Total Assets
Octavian Europe	13,482,180
Octavian CIS	3,098,077
Octavian Latin America	1,213,392
	17,793,649

The Company operates in the gaming industry and recognizes revenue under the three major categories. Following is the details of revenue by each category:

(amounts in thousands)	December 31, 2007	December 31, 2006
Revenue
OctaSystems	$8,261	$13,852
OctaGames	967	859
OctaSupplies	14,311	47,041
Total	$23,538	$61,753

Note 15- Argelink Acquisition

On August 17, 2007, the Company purchased the remaining 50% of the equity in Argelink for consideration of $1,350,000, to be paid in 30 monthly installments of $45,000 each. Prior to the acquisition, Argelink was an associate company to the Company set up in 2002 in Buenos Ares, Argentina, as a joint venture with Mediciones Urbanas S.A. to exploit the opportunities of the Argentinian gaming market. Each company in the venture held 6,000 ordinary shares, equal to 50% of the issued capital; there were no other securities issued. At the date of purchase, Argelink became a 100% owned subsidiary of the Company and has been consolidated in the accompanying balance sheets and income statements for the year ended December 31, 2007.

Summarized below were the assets acquired and liabilities assumed for Argelink in the acquisition: (In thousands of US Dollars):

Estimated cost and fair values:
Current assets	$416,706
Current liabilities	490,968
Net assets (liabilities) acquired	146,487
Total Consideration Paid	1,350,000
Goodwill and Identified Intangibles	$1,287,855
Allocation:
Customer Contract	$816,244
Goodwill	$471,611

In accordance with SFAS 142, goodwill is not amortized but is tested for impairment at least annually. The purchase price allocation for Argelink acquisition is based on a management's estimates and overall industry experience. During the year ended December 31, 2007 the Company impaired goodwill amounting to $471,611.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION DISCLOSURE FOR THE YEAR ENDED December 31, 2007 AND 2006:

The following is an un-audited pro forma consolidated financial information for the year ended December 31, 2006 and 2007, as presented below, reflects the results of operations of the Company assuming the acquisition occurred on January 1, 2007 and 2006, respectively, and after giving effect to the purchase accounting adjustments. These pro forma results have been prepared for information purposes only and do not purport to be indicative of what operating results would have been had the acquisitions actually taken place on January 1, 2007 and 2006, respectively, and may not be indicative of future operating results.

	Years ended December 31,
	2007	2006
Net Revenue	$23,892,263	$62,612,252
Operating income (loss)	(19,801,198)	4,738,552
Net Loss	$(18,919,382)	$3,122,564

Octavian International Ltd. and Subsidiaries Notes To Consolidated Financial Statements

Accordingly, Octavian included the financial results of Argelink in its consolidated 2007 financial results from August 17, 2007 to December 31, 2007.

Note 16 - Subsequent Events

PacificNet Agreement:

On December 7th 2007, Octavian International Limited entered into an Agreement for the acquisition by PacificNet Games of the entire issued share capital of Octavian International which was completed on January 22, 2008. Shortly after completion Octavian and PacificNet decided that it would not benefit their respective businesses to continue as one group and therefore Octavian and PacificNet mutually agreed to terminate the merger agreement on May 14, 2008. Octavian's decision was for a number of reasons including certain problems with existing security holders of PacificNet which would affect the ability of the group to raise capital as had been anticipated.  As part of the termination agreement, Octavian has agreed to issue to PacificNet up to 5% of Octavian’s share capital, and Octavian will receive 500,000 restricted PacificNet shares subject to a 50% price appreciation profit share between Octavian and PacificNet. Furthermore, the two companies agree to continue certain marketing and distribution relationships as outlined within the termination agreement.